Exhibit 10.1
AMENDMENT NO. 7 TO AMENDED AND RESTATED CREDIT AND
GUARANTY AGREEMENT

THIS AMENDMENT NO. 7 TO AMENDED AND RESTATED CREDIT AND GUARANTY AGREEMENT, dated as of March 12, 2018 (this “Agreement”), is made by and among (i) CYPRESS SEMICONDUCTOR CORPORATION, a Delaware corporation (the “Borrower”), (ii) SPANSION INC., a Delaware corporation, SPANSION LLC, a Delaware limited liability company, SPANSION TECHNOLOGY LLC, a Delaware limited liability company, SPANSION INTERNATIONAL AM, INC., a Delaware corporation, and SPANSION INTERNATIONAL TRADING, INC. a Delaware corporation (collectively, the “Guarantors” and, together with the Borrower, collectively, the “Credit Parties”), (iii) the Lenders party hereto, and (iv) MORGAN STANLEY SENIOR FUNDING, INC. (“MSSF”), as administrative agent (in such capacity, the “Administrative Agent”) for the Lenders (such capitalized term and all other capitalized terms not otherwise defined herein shall have the meanings set forth in the Credit Agreement referred to below unless the context otherwise requires).
PRELIMINARY STATEMENTS:
WHEREAS, the Borrower, the Credit Parties, MSSF, as Administrative Agent, swing line lender and collateral agent, Morgan Stanley Bank, N.A., as issuing bank, and the Lenders party thereto from time to time have heretofore entered into that certain Amended and Restated Credit and Guaranty Agreement, dated as of March 12, 2015 (as amended, restated, amended and restated, supplemented or otherwise modified prior to the date hereof, the “Existing Credit Agreement”);
WHEREAS, the Borrower has engaged (a) MSSF, Barclays Bank PLC (“Barclays”) and SunTrust Robinson Humphrey, Inc. (“STRH” and, together with MSSF, Barclays and their respective affiliates, the “Amendment No. 7 Lead Arrangers”) as joint lead arrangers and joint bookrunners in respect of this Agreement and (b) each of the Revolving Lenders (as defined below) as set forth on Schedule I hereto as joint bookrunners with respect to this Agreement with respect to solely the Revolving Commitments hereunder;
WHEREAS, pursuant to the terms of the Existing Credit Agreement, the Borrower incurred (a) incremental term loans in an original, aggregate principal amount equal to $450 million on July 5, 2016 (the “Original 2016 Incremental Term Loans”) pursuant to that certain Joinder Agreement, dated as of July 5, 2016 (the “Original 2016 Incremental Joinder Agreement”), by and among, inter alios, the Borrower, the Guarantors party thereto, the institutions party thereto from time to time (together with any successors and assigns, the “Original 2016 Incremental Lenders”) and the Administrative Agent and (b) incremental term loans in an original, aggregate principal amount equal to $92.25 million on August 18, 2017 (the “Additional 2016 Incremental Term Loans” and, together with the Original 2016 Incremental Term Loans, the “2016 Incremental Term Loans”) pursuant to that certain Joinder Agreement and Amendment No. 6 to Amended and Restated Credit and Guaranty Agreement, dated as of August 18, 2017 (the “Additional 2016 Incremental Joinder Agreement”), by and among, inter alios, the Borrower, the Guarantors party thereto, MSSF as the Initial Additional 2016 Incremental Term Lender (together with any successors and assigns, the “Additional 2016 Incremental Lenders” and, together with the Original 2016 Incremental Lenders, the “2016 Incremental Lenders”) and the Administrative Agent;
WHEREAS, the Borrower has requested that the Lenders holding any Revolving Commitments (each a “Revolving Lender” and, collectively, the “Revolving Lenders”) and the Requisite Lenders (and in the case of any changes requiring the consent of the Requisite 2016 Incremental Term Lenders, the Requisite 2016 Incremental Term Lenders) consent to certain amendments to the Existing Credit Agreement (the Existing Credit Agreement as so amended hereby, the “Credit Agreement”); and

WHEREAS, certain Lenders (which together constitute the Requisite Lenders and the Requisite 2016 Incremental Term Lenders) are willing, on the terms and subject to the conditions set forth below, to consent to such amendments to the Existing Credit Agreement;
NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained, the Credit Parties and the Requisite Lenders (and in the case of any changes requiring the consent of (x) the Requisite 2016 Incremental Term Lenders, the Requisite 2016 Incremental Term Lenders and (y) each Revolving Lender, the Revolving Lenders), hereby agree as follows:
AGREEMENT:
SECTION 1. Amendments to the Credit Documents. Subject to the satisfaction (or waiver) of the conditions set forth in Section 3, the Existing Credit Agreement is amended as follows:

(a)Additional Definition. Section 1.01 of the Existing Credit Agreement is hereby amended to add the following definition in proper alphabetical order:

“Amendment No. 7 Effective Date” means the “Amendment No. 7 Effective Date” as defined in Amendment No. 7 to Amended and Restated Credit and Guaranty Agreement, dated as of March 12, 2018, among the Borrower, the other Credit Parties party thereto, the Lenders party thereto and the Administrative Agent.”
(b) Revolving Loan Applicable Margin. The definition of “Applicable Margin” in Section 1.01 of the Existing Credit Agreement is hereby amended and restated in its entirety as follows:

“Applicable Margin” means (a) from the Amendment No. 7 Effective Date until the date of the delivery of the Compliance Certificate and the financial statements for the first full fiscal quarter ending thereafter, (i) with respect to any Revolving Loan that is a Eurodollar Rate Loan, 2.00% per annum; and (ii) with respect to any Revolving Loan that is a Base Rate Loan, 1.00% per annum and (b) thereafter, a percentage, per annum, determined by reference to the Secured Leverage Ratio in effect from time to time as set forth below:

Secured Leverage Ratio	Applicable Margin for Eurodollar Rate Loans	Applicable Margin for Base Rate Loans
<1.00:1.00	1.75%	0.75%
> 1.00:1.00	2.00%	1.00%
Each change in the Applicable Margin for Revolving Loans shall be effective three Business Days after the date of delivery to Administrative Agent of financial statements pursuant to Section 5.01(a) or (b), as applicable, and a Compliance Certificate pursuant to Section 5.01(d) calculating the Secured Leverage Ratio. At any time Borrower has not submitted to Administrative Agent the applicable information as and when required under Section 5.01(d), the Applicable Margin for Revolving Loans shall be determined as if the Leverage Ratio were in excess of 1.00:1.00.
(c) 2016 Term Loan Applicable Margin. Section 2 of the 2016 Incremental Joinder Agreement shall be replaced in its entirety by the following:
Applicable Margin. Interest on the Incremental Term Loan shall bear interest, at the option of the Borrower, at the Base Rate plus the Applicable Margin or the Adjusted Eurodollar Rate plus the Applicable Margin. The Applicable Margin for the Incremental Term Loan shall mean, as of any date of determination, (i) with respect to any Incremental Term Loan that is a Eurodollar Rate Loan, 2.25% per annum and (ii) with respect to any Incremental Term Loan that is a Base Rate Loan, 1.25% per annum.

(d) Principal Payments. Section 9 of the Incremental Joinder Agreement shall be replaced in its entirety by the following:

The Borrower shall repay to the Administrative Agent for the ratable account of the applicable Incremental Term Loan Lenders, (i) 0.25% of the principal amount of the Incremental Term Loan outstanding on the Amendment No. 7 Effective Date in consecutive quarterly installments due and payable on the first day of each Fiscal Quarter starting on April 1, 2018 and (ii) the remaining principal amount of the Incremental Term Loan on the Term Loan Maturity Date.
(e) 2016 Incremental Term Loan Repayment Premium. Section 10(b) of the 2016 Incremental Joinder Agreement shall be replaced in its entirety by the following:

Repayment Premium. In the event that all or any portion of the Incremental Term Loan is (i) repaid, prepaid, refinanced or replaced or (ii) repriced or effectively refinanced through any waiver, consent or amendment (in each case, in connection with any repayment, prepayment, refinancing, replacement, waiver, consent or amendment to the Incremental Term Loan directed at, or the result of which would be, the lowering of the effective interest cost or the weighted average yield of the Incremental Term Loan or the incurrence of any debt financing having an effective interest cost or weighted average yield that is less than the effective interest cost or weighted average yield of the Incremental Term Loan (or portion thereof) so repaid, prepaid, refinanced, replaced or repriced (other than a refinancing of the Incremental Term Loan in connection with any transaction that would, if consummated, constitute a change of control) (a “Repricing Transaction”)) occurring on or prior to the date that is six months after the Amendment No. 7 Effective Date, such repayment, prepayment, refinancing, replacement or repricing will be made at 101.0% of the principal amount so repaid, prepaid, refinanced, replaced or repriced. If all or any portion of the Incremental Term Loan held by any Lender is repaid, prepaid, refinanced or replaced pursuant to Section 11.05(g) of the Credit Agreement as a result of, or in connection with, such Lender not agreeing or otherwise consenting to any waiver, consent or amendment referred to in clause (ii) above (or otherwise in connection with a Repricing Transaction), such repayment, prepayment, refinancing or replacement will be made at 101.0% of the principal amount so repaid, prepaid, refinanced or replaced.
(f) 2016 Incremental Term Loan Mandatory Prepayment. Section 10(c)(i) of the 2016 Incremental Joinder Agreement is amended to add the following proviso at the end of such clause:

“provided, further that no payment pursuant to this Section 10(c)(i) shall be required to be made for the fiscal year ending December 31, 2017.”
(g) Section 7.01, 7.03 and 7.04. The financial covenants set forth in Sections 7.01, 7.03 and 7.04 of the Existing Credit Agreement are hereby deleted in their entirety.

(h) Extension of time for Annual Collateral Verification. The time period for delivery of the officer’s certificate and other deliverables required pursuant to Section 5.01(k) of the Existing Credit Agreement for the fiscal year of Borrower ended December 31, 2017 is extended to April 30, 2018 (or such later date as may be agreed by the Administrative Agent in its discretion).

(i) Waiver of Breakage Costs. Section 2.18(c) of the Existing Credit Agreement is amended to add the following sentence at the end thereof:

“Notwithstanding anything to the contrary contained in this Section 2.18, each of the Lenders hereby waives its right to receive compensation or reimbursement for any breakage costs associated with any prepayment of Eurodollar Rate Loans (i) in connection with any Repricing Transaction or (ii) in connection with any refinancing of Eurodollar Revolving Loans.”

(j) Certain ERISA Matters. Section 11.26 is hereby added to the Existing Credit Agreement to read as follows:

“Section 11.26. Certain ERISA Matters. Each Lender as of the Amendment No. 7 Effective Date represents and warrants as of the Amendment No. 7 Effective Date to the Administrative Agent, each of the Joint Lead Arrangers and Joint Lead Bookrunners and their respective Affiliates, and not, for the avoidance of doubt, for the benefit of the Borrower or any other Credit Party, that such Lender is not and will not be (1) an employee benefit plan subject to Title I of ERISA, (2) a plan or account subject to Section 4975 of the Code; (3) an entity deemed to hold “plan assets” of any such plans or accounts for purposes of ERISA or the Code; or (4) a “governmental plan” within the meaning of ERISA.”
(k) Form of Assignment Agreement. Section 8 is hereby added to Exhibit E to the Existing Credit Agreement to read as follows:

“8.    The Assignee represents and warrants as of the Effective Date hereof to the Administrative Agent, the Assignor and the respective Affiliates of each, and not, for the avoidance of doubt, for the benefit of the Borrower or any other Credit Party, that the Assignee is not and will not be (1) an employee benefit plan subject to Title I of ERISA, (2) a plan or account subject to Section 4975 of the Code; (3) an entity deemed to hold “plan assets” of any such plans or accounts for purposes of ERISA or the Code; or (4) a “governmental plan” within the meaning of ERISA.”
SECTION 2. Non-Consenting Lenders; Reallocation.

(a)If any existing Lender holding Term Loans declines or fails to consent to this Agreement (a “Non-Consenting Lender”) by returning an executed counterpart of this Agreement to the Administrative Agent prior to 10:00 a.m. (New York time) on March 2, 2018, then pursuant to and in compliance with the terms of Section 2.22(b) and 11.05(g) of the Existing Credit Agreement, such Lender may be replaced and the Term Loans held by it may be purchased and assumed by an assignee upon such assignee’s execution of this Agreement (which will also be deemed to be the execution of an Assignment Agreement, and the execution of this Agreement by the Administrative Agent and the Borrower shall be deemed to be the consent of the Administrative Agent and the Borrower (to the extent such consent is required under the Existing Credit Agreement) thereto) and payment by such assignee of the purchase price required by Section 2.22(b) of the Existing Credit Agreement.

(b)Notwithstanding anything to the contrary in the Existing Credit Agreement and for the avoidance of doubt, all Term Loans held by Non-Consenting Lenders that are assigned pursuant to this Agreement and for which accrued and unpaid interest has been paid pursuant to Section 2(a) shall accrue interest solely on and after the Amendment No. 7 Effective Date.

(c)Each of the Revolving Lenders hereby agrees to reallocate any Revolving Loans and Revolving Commitments amongst themselves such that the Revolving Commitments are as set forth on Schedule I hereto, in each case, effective as of the Amendment No. 7 Effective Date. In furtherance of the foregoing, (i) each of BMO Harris Bank, N.A. and Silicon Valley Bank (each an “Exiting Revolving Lender”) agrees to assign its Revolving Loans and Revolving Commitments on the date hereof such that following such assignment, the Revolving Commitments are as set forth on Schedule I hereto and each such Exiting Revolving Lender shall cease to be a Lender under the Existing Credit Agreement and (ii) Mizuho Bank, Ltd. (as the “New Revolving Lender”) agrees to provide Revolving Commitments in an aggregate amount set forth opposite its name on Schedule I hereto and purchase its pro rata share of any outstanding Revolving Loans on the date hereof. Following the date hereof, the New Revolving Lender shall be a Revolving Lender and a Lender under the Credit Agreement and shall have all the rights and obligations of a Revolving Lender and a Lender thereunder.

(d)For purposes hereof, the Administrative Agent and the Borrower agree that this Agreement shall constitute an Assignment Agreement for purposes of the Credit Agreement (including, without limitation, in respect of Section 2.22(b) thereof) and that the provisions set forth in Annex I (Standard Terms and Conditions for Assignment Agreement) of Exhibit E to the Existing Credit Agreement shall apply in regard to any assignments effected hereby.

(e)For the further avoidance of doubt, nothing herein shall be deemed to modify the definition of “Applicable Margin” for any day in the relevant period prior to the Amendment No. 7 Effective Date for purposes of calculating interest accrued prior to the Amendment No. 7 Effective Date.

(f)Each of the parties hereto acknowledges and agrees that the terms of this Agreement do not constitute a novation but, rather, an amendment of the terms of a pre-existing Indebtedness and related agreement, as evidenced by the Existing Credit Agreement.

SECTION 3. Conditions to Effectiveness. The amendments contained in Section 1 shall be effective on the date the Administrative Agent has confirmed the satisfaction or waiver of each of the conditions contained in this Section 3 (the “Amendment No. 7 Effective Date”).

(a) Execution of Counterparts. The Administrative Agent shall have received counterparts of this Agreement duly executed and delivered by (i) the Credit Parties, (ii) the Administrative Agent, (iii) each Revolving Lender, (iv) the Requisite 2016 Incremental Term Lenders and (v) the Lenders constituting the Requisite Lenders.

(b) Officer’s Closing Certificate. The Administrative Agent shall have received an officer’s certificate from the Borrower certifying that (i) no Default or Event of Default exists, or will result from the execution of this Agreement and the transactions contemplated hereby as of the date hereof and (ii) all representations and warranties contained in this Agreement and the other Credit Documents are true and correct in all material respects on and as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date (provided that representations and warranties that are qualified by materiality shall be true and correct in all respects).

(c) Fees and Expenses. The Borrower shall have paid to the Administrative Agent all fees due to the Administrative Agent and/or the Amendment No. 7 Lead Arrangers to be paid in connection with this Agreement and all expenses to be paid or reimbursed to the Administrative Agent and/or the Amendment No. 7 Lead Arrangers that have been invoiced at least one Business Day prior to the Amendment No. 7 Effective Date;

(d) Know Your Client. The Administrative Agent shall have received, at least three Business Days prior to the Amendment No. 7 Effective Date, all documentation and other information with respect to the Borrower and the Guarantors requested by the Administrative Agent that is required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including, without limitation, the PATRIOT Act.

(e) Non-Consenting Lenders and Exiting Revolving Lenders. The Borrower shall have paid to the Administrative Agent for the account of each Non-Consenting Lender and Exiting Revolving Lender, as applicable, all accrued and unpaid fees and interest with respect to such Lender, in each case, through the Amendment No. 7 Effective Date.

SECTION 4. Representations and Warranties. In order to induce the Revolving Lenders, the Requisite Lenders, the Requisite 2016 Incremental Term Lenders and the Administrative Agent to enter into this Agreement, the Credit Parties hereby represent and warrant to the Agents, Issuing Bank and each Lender, as of the date hereof, as follows:

(a) this Agreement has been duly authorized, executed and delivered by each Credit Party and constitutes a legal, valid and binding obligation of each such Credit Party, enforceable against it in accordance with its terms, except to the extent the enforceability hereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law);

(b) the execution, delivery and performance by the Credit Parties of this Agreement will not (i) violate any of the Organizational Documents of Borrower or any of its Restricted Subsidiaries, (ii) violate any provision of any law or any governmental rule or regulation applicable to Borrower or any of its Restricted Subsidiaries, (iii) violate any order, judgment or decree of any court or other agency of government binding on Borrower or any of its Restricted Subsidiaries; (iv) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any Contractual Obligation of Borrower or any of its Restricted Subsidiaries; or (v) result in or require the creation or imposition of any Lien upon any of the properties or assets of Borrower or any of its Restricted Subsidiaries (other than any Liens created under any of the Credit Documents in favor of Collateral Agent, on behalf of the Secured Parties), except, in the case of each of clauses (ii) through (v) above, to the extent that such violation, conflict or Lien could not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

(c) each of the representations and warranties contained in Article 4 of the Credit Agreement and in the other Credit Documents is true and correct in all material respects as of the Amendment No. 7 Effective Date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties are true and correct in all material respects on and as of such earlier date (provided that representations and warranties that are qualified by materiality shall be true and correct in all respects); and

(d) no Default or Event of Default exists, or will result from the execution of this Agreement and the transactions contemplated hereby as of the Amendment No. 7 Effective Date.

SECTION 5. Non-Impairment and Reaffirmation.

(a) Non-Impairment, etc. After giving effect to this Agreement, neither the modification of the Existing Credit Agreement nor the execution, delivery, performance or effectiveness of this Agreement or any other Credit Document impairs the validity, effectiveness or priority of the Liens granted pursuant to the Collateral Documents (as in effect immediately prior to the Amendment No. 7 Effective Date), and such Liens continue unimpaired with the same priority to secure repayment of all Obligations, whether heretofore or hereafter incurred.

(b) Reaffirmation of Obligations. Each of the Credit Parties hereby consent to this Agreement and hereby (i) restates, ratifies and reaffirms each and every term and condition set forth in the Credit Agreement and the Credit Documents effective as of the Effective Date and as amended hereby and hereby reaffirms its obligations (including the Obligations) under each Credit Document to which it is a party, (ii) confirms and agrees that the pledge and security interest in the Collateral granted by it pursuant to the Collateral Documents to which it is a party shall continue in full force and effect, and (iii) acknowledges and agrees that such pledge and security interest in the Collateral granted by it pursuant to such Collateral Documents shall continue to secure the Obligations, as amended or otherwise affected hereby.

SECTION 6. Miscellaneous.

(a) Full Force and Effect; Amendment and Restatement. Except as expressly provided herein and in the Credit Agreement, this Agreement shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of the Administrative Agent, Collateral Agent, the Arrangers or the
Lenders under the Existing Credit Agreement or any other Credit Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Existing Credit Agreement or any other Credit Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. Nothing herein shall be deemed to entitle any Credit Party to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Existing Credit Agreement or any other Credit Document in similar or different circumstances.

(b) Credit Document Pursuant to Credit Agreement. This Agreement is a Credit Document executed pursuant to the Credit Agreement and shall be construed, administered and applied in accordance with all of the terms and provisions of the Credit Agreement, including, without limitation, the provisions relating to forum selection, consent to jurisdiction and waiver of jury trial included in Article 11 of the Credit Agreement, which provisions are hereby acknowledged and confirmed by each of the parties hereto.

(c) Headings. The various headings of this Agreement are inserted for convenience only and shall not affect the meaning or interpretation of this Agreement or any provisions hereof.

(d) Execution in Counterparts. This Agreement may be executed by the parties hereto in counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement. Delivery of an executed signature page of this Agreement by facsimile or electronic transmission shall be effective as delivery of a manually executed counterpart hereof.

(e) Cross-References. References in this Agreement to any Article or Section are, unless otherwise specified or otherwise required by the context, to such Article or Section of this Agreement.

(f) Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such provision and such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

(g) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

(h) GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER (INCLUDING, WITHOUT LIMITATION, ANY CLAIMS SOUNDING IN CONTRACT LAW OR TORT LAW ARISING OUT OF THE SUBJECT MATTER HEREOF AND ANY DETERMINATIONS WITH RESPECT TO POST-JUDGMENT INTEREST) SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THEREOF THAT WOULD RESULT IN THE APPLICATION OF ANY LAW OTHER THAN THE LAW OF THE STATE OF NEW YORK.

(i) CONSENT TO JURISDICTION. THE TERMS AND PROVISIONS OF SECTION 11.15 OF THE CREDIT AGREEMENT ARE INCORPORATED BY REFERENCE HEREIN AS IF FULLY SET FORTH HEREIN.

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Revolving Commitments

Lender	Revolving Commitment
Morgan Stanley Bank, N.A.	$75 million
Barclays Bank PLC	$75 million
Bank of America, N.A.	$75 million
Credit Suisse AG, Cayman Islands Branch	$70 million
Fifth Third Bank	$65 million
Sun Trust Bank	$60 million
East West Bank	$50 million
Mizuho Bank, Ltd.	$70 million
Total	$540 million

IN WITNESS WHEREOF, each of the undersigned has caused its duly authorized officer to execute and deliver this Agreement as of the date first written above.

CYPRESS SEMICONDUCTOR CORPORATION
By: /s/ Thad Trent
Name: Thad Trent
Title: EVP, Finance and Administration and CFO

SPANSION INC.
By: /s/ Thad Trent
Name: Thad Trent
Title: President and Secretary

SPANSION LLC
By: /s/ Thad Trent
Name: Thad Trent
Title: President, CFO and Secretary

SPANSION TECHNOLOGY LLC
By: Spansion Inc., its sole member

By: /s/ Thad Trent
Name: Thad Trent
Title: President, CFO and Assistant Secretary

Signature Page to Amendment No. 7

SPANSION INTERNATIONAL AM, INC.
By: /s/ Thad Trent
Name: Thad Trent
Title: President, CFO and Assistant Secretary

SPANSION INTERNATIONAL TRADING, INC.
By: /s/ Thad Trent
Name: Thad Trent
Title: President

Signature Page to Amendment No. 7

MORGAN STANLEY SENIOR FUNDING, INC., as
Administrative Agent and Collateral Agent

By: /s/ Jonathan Rauen

Name:	Jonathan Rauen
Title: Authorized Signatory

Signature Page to Amendment No. 7

MORGAN STANLEY SENIOR FUNDING, INC., as Assignee

By: /s/ Jonathan Rauen

Name:	Jonathan Rauen
Title: Authorized Signatory

Signature Page to Amendment No. 7

BMO Harris Bank, N.A., as an Exiting Revolving Lender
By: /s/ Michael Kus
Name: Michael Kus
Title: Managing Director

Signature Page to Amendment No. 7

Silicon Valley Bank, as an Exiting Revolving Lender

By: /s/ Stephen Chang
Name: Stephen Chang
Title: Director

Signature Page to Amendment No. 7

Mizuho Bank, Ltd., as a New Revolving Lender
By: /s/ Daniel Guevara
Name: Daniel Guevara
Title: Authorized Signatory

Signature Page to Amendment No. 7

Morgan Stanley Bank, N.A., as a Revolving Lender
By: /s/ Phillip Magdaleno

Name:	Philip Magdaleno
Title: Authorized Signatory

Signature Page to Amendment No. 7

SUNTRUST BANK as a Revolving Lender
By: /s/ Michael Kim
Name: Michael Kim
Title: Vice President

Signature Page to Amendment No. 7

East West Bank as a Revolving Lender
By: /s/ Alexis Coyle

Name:	Alexis Coyle
Title: Managing Director

Signature Page to Amendment No. 7

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH as a Revolving Lender
By: /s/ Mikhail Faybusovich

Name:	Mikhail Faybusovich
Title: Authorized Signatory

By: /s/ Warren Van Heyst

Name:	Warren Van Heyst
Title: Authorized Signatory

Signature Page to Amendment No. 7

Barclays Bank PLC as a Revolving Lender
By: /s/ Peter Thomson
Name: Peter Thomson
Title: Managing Director

Signature Page to Amendment No. 7

Bank of America, N.A. as a Revolving Lender
By: /s/ John McDowell

Name:	John McDowell
Title: Vice President

Signature Page to Amendment No. 7

Fifth Third Bank as a Revolving Lender
By: /s/ Glen Mastey

Name:	Glen Masty
Title: Managing Director

Signature Page to Amendment No. 7

[Term Loan Lender Signature Pages on File with the Administrative Agent]

Signature Page to Amendment No. 7